--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            ------------------------

                                FORM 8-K/A NO. 2

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                         Date of Report: September 22, 1997


                          CHICAGO MINIATURE LAMP, INC.
             (Exact name of registrant as specified in its charter)

       Oklahoma                           0-25848                 73-1412000
(State or other jurisdiction of     (Commission file No.)       (IRS Employer
     incorporation)                                          Identification No.)

           500 Chapman Street                                       02121
          Canton, Massachusetts                                  (Zip Code)
(Address of principal executive offices)

                                 (617) 828-2948
                        (Registrant's telephone number,
                              including area code)

-------------------------------------------------------------------------------

ITEM 2. ACQUISITION OF ASSETS.

     NO AMENDMENTS ARE BEING MADE TO THE FOLLOWING TEXT OF ITEM 2 WHICH WAS CONTAINED IN FORM 8-K FILED WITH THE SEC ON SEPTEMBER 22, 1997.

     On September 8, 1997, Chicago, Miniature Lamp, Inc. (the "Company" or "CML"), acting through a newly-incorporated subsidiary, Chicago Miniature Lamp-Sylvania B.V., consummated the purchase of all of the outstanding shares of capital stock of Sylvania Lighting International, B.V. ("SLI"), a privately held company headquartered in Geneva, Switzerland for $161.5 million cash, financed with the Company's internal cash and a $250.0 million credit facility provided by BankBoston. There was no relationship between the Selling Stockholders of SLI and the Company or any of its officers, directors, or affiliates. The Company intends to continue and expand the operations of SLI as presently being conducted. The acquisition of SLI is being treated as a purchase for accounting purposes.

     SLI is an integrated designer, manufacturer and seller of lighting systems which are comprised of lamps and fixtures. SLI manufacturers and offers a complete range of lamps (incandescent, fluorescent, compact fluorescent, high intensity discharge, halogen, and special lamps) and a complete range of fixtures to meet the lighting needs of its customers, which include architects, designers, consultants, specifiers, installers, contractors, wholesale distributors, OEMs, and retailers. SLI's product portfolio is sold under several brands, most notably the "SYLVANIA" name, for which SLI has rights in all regions with the exception of North America. For its years ended December 31, 1996 and 1995 SLI reported revenues of appropriately $610.0 and $625.0 million respectively, and EBIT (before extraordinary charges) of $6.1 and $19.2 million respectively. SLI believes that it has an approximate 11% market share in lamps, and is the third largest lighting company in Western Europe, SLI manufacturers approximately 90% of all its product requirements in-house through 13 plants in nine countries; eight plants are in Europe and five are in Latin America and Australia. SLI does not currently have a miniature lighting line, and its products do not overlap those of CML. CML and SLI are complementary from both a product line and geographical standpoint. The Company intends in the future to capitalize on the combined strengths and attributes of both CML and SLI.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     At the time of filing of the Form 8-K disclosing the acquisition by the Registrant of all of the outstanding shares of capital stock of SLI, as set forth in Item 2 above, the financial statements of the acquired company were not available. The Registrant committed to file the necessary financial information within 60 days after the filing date. Such audited financial statements were not available at the end of such 60 day period. The Registrant filed unaudited financial statements of the acquired company by amendment of the Form 8-K on February 13, 1998 (the "Amendment"). The attached SLI financial statements, for the eight months ended August 31, 1997 for the calendar years ended December 31, 1996 and December 31, 1995 have been audited by the Company's independent auditors and supersede the unaudited financial statements filed with the Amendment.

         (a)  Financial Statement of Business Acquired

                    Financial Statements of SLI for the eight months ended August 31, 1997, year ended December 31, 1996, and year ended December 31, 1995.

         (b)  Pro Forma Financial Information

         The attached pro forma unaudited financial statement for Chicago Miniature Lamp, Inc. was prepared to reflect the information as if the acquisition of SLI described in Item 2 had occurred at the beginning of the period presented and supersedes the pro form unaudited financial statements filed with the Amendment:

             (i) Pro Forma Condensed Consolidated Balance sheet as of August 31, 1997.

             (ii) Pro Forma Condensed Consolidated Statement of Operations for the nine months ended August 31, 1997.

             (iii) Pro Forma Condensed Consolidated Statement of Operations for the year ended December 1, 1996.

         (c)  Exhibits

         *10.1 copy of Stock Purchase Agreement dated September 4, 1997 between SLI, its stockholders and the Company

          23.1 Consent of Independent Auditors, Ernst & Young LLP, dated April 3, 1998


* Previously filed.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             CHICAGO MINIATURE LAMP, INC.



                                             /S/ Richard F. Parenti
                                             ----------------------------------
                                             Richard F. Parenti, V.P. Finance


Dated: April 3, 1998

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholders
  Chicago Miniature Lamp, Inc.

     We have audited the accompanying consolidated balance sheets of Sylvania Lighting International B.V. and subsidiaries as of August 31, 1997, December 31, 1996 and December 31, 1995, and the related consolidated statements of income, stockholders' equity, and cash flows for the eight months ended August 31, 1997 and the years ended December 31, 1996 and December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, based on our audits, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Sylvania Lighting International B.V. and subsidiaries at August 31, 1997, December 31, 1996 and December 31, 1995, and the consolidated results of their operations and their cash flows for the eight months ended August 31, 1997, and the years ended December 31, 1996 and December 31, 1995, in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

Chicago, Illinois
March 20, 1998

             SYLVANIA LIGHTING INTERNATIONAL B.V. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                                (L IN THOUSANDS)

                                                              AUGUST 31,   DECEMBER 31,   DECEMBER 31,
                                                                 1997          1996           1995
                                                              ----------   ------------   ------------
                                                ASSETS
Current assets:
  Cash and cash equivalents.................................   L 13,731      L 28,175       L 35,370
  Accounts receivable, less allowances for doubtful accounts
     of L4,113 in 1997, L4,547 in 1996 and L4,207 in 1995...     55,923        63,477         73,375
  Inventories...............................................     55,459        54,239         67,536
  Prepaid expenses and other................................     10,420        10,672         12,758
                                                               --------      --------       --------
          Total current assets..............................    135,533       156,563        189,039
Property, plant, and equipment, net.........................     40,266        40,232         41,294
Other assets:
  Goodwill, net of accumulated amortization.................      1,059         1,097            237
  Other intangible assets, net of accumulated
     amortization...........................................        159           162          1,100
  Deferred income taxes.....................................      1,557           576          1,433
                                                               --------      --------       --------
          Total assets......................................   L178,574      L198,630       L233,103
                                                               ========      ========       ========

                                 LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Short-term notes payable..................................   L    815      L  2,187       L  4,054
  Current portion of long-term debt.........................      3,461         4,051          7,831
  Accounts payable..........................................     40,351        53,199         61,975
  Accrued expenses..........................................     37,659        38,608         43,791
  Income taxes payable......................................      2,913         2,115          2,442
                                                               --------      --------       --------
          Total current liabilities.........................     85,199       100,160        120,093
Long-term debt, less current portion........................     26,059        23,910         31,812
Other liabilities:
  Deferred income taxes.....................................      4,238         3,265          4,025
  Negative goodwill, net of accumulated amortization........     10,699        11,093            953
  Other long-term liabilities...............................     14,884        19,274         34,221
                                                               --------      --------       --------
          Total other liabilities...........................     29,821        33,632         39,199
Commitments and contingencies
Redeemable preference shares................................     12,595        12,959          8,989
Stockholders' equity:
  Ordinary shares -- A, NLG 1.00 par value -- Authorized --
     300,000 shares -- Issued and outstanding -- 60,000
     shares.................................................         24            24             24
  Ordinary shares -- B, NLG .35 par value -- Authorized  --
     200,000 shares -- Issued and outstanding -- 40,000
     shares.................................................          6             6              6
  Additional paid-in capital................................         35            35             35
  Retained earnings.........................................     35,907        36,345         34,585
  Foreign currency translation adjustment...................    (11,072)       (8,441)        (1,640)
                                                               --------      --------       --------
          Total stockholders' equity........................     24,900        27,969         33,010
                                                               --------      --------       --------
          Total liabilities and stockholders' equity........   L178,574      L198,630       L233,103
                                                               ========      ========       ========

   The accompanying notes are an integral part of these financial statements.

             SYLVANIA LIGHTING INTERNATIONAL B.V. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME
                                (L IN THOUSANDS)

                                                           EIGHT MONTHS
                                                              ENDED               YEAR ENDED
                                                           ------------   ---------------------------
                                                            AUGUST 31,    DECEMBER 31,   DECEMBER 31,
                                                               1997           1996           1995
                                                           ------------   ------------   ------------
Net sales................................................    L213,894       L356,732       L370,667
Cost of products sold....................................     146,330        253,818        250,228
                                                             --------       --------       --------
Gross margin.............................................      67,564        102,914        120,439
Selling, general and administrative expenses.............      62,839         94,708         99,452
                                                             --------       --------       --------
Operating income.........................................       4,725          8,206         20,987
Other (income) expenses:
  Interest expense, net..................................       1,526          3,644          2,842
  Other, net.............................................         611           (415)           (11)
                                                             --------       --------       --------
Income before income taxes...............................       2,588          4,977         18,156
Income taxes.............................................       1,538          2,254          3,302
                                                             --------       --------       --------
Net income...............................................       1,050          2,723         14,854
Dividends on preference shares...........................       1,488            963            861
                                                             --------       --------       --------
Net income (loss) attributed to ordinary shareholders....    L   (438)      L  1,760       L 13,993
                                                             ========       ========       ========

   The accompanying notes are an integral part of these financial statements.

             SYLVANIA LIGHTING INTERNATIONAL B.V. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                (L IN THOUSANDS)

                                                   ORDINARY SHARES
                                                 -------------------                             FOREIGN
                                                 NUMBER                ADDITIONAL               CURRENCY
                                                   OF                   PAID-IN     RETAINED   TRANSLATION
                                                 SHARES    PAR VALUE    CAPITAL     EARNINGS   ADJUSTMENT
                                                 -------   ---------   ----------   --------   -----------
Balance at January 1, 1995.....................  100,000      L30         L35       L20,592     L (1,892)
Net income attributed to ordinary
  shareholders.................................       --       --          --        13,993           --
Translation adjustment.........................       --       --          --            --          252
                                                 -------      ---         ---       -------     --------
Balance at December 31, 1995...................  100,000       30          35        34,585       (1,640)
Net income attributed to ordinary
  shareholders.................................       --       --          --         1,760           --
Translation adjustment.........................       --       --          --            --       (6,801)
                                                 -------      ---         ---       -------     --------
Balance at December 31, 1996...................  100,000       30          35        36,345       (8,441)
Net loss attributed to ordinary shareholders...       --       --          --          (438)          --
Translation adjustment.........................       --       --          --            --       (2,631)
                                                 -------      ---         ---       -------     --------
Balance at August 31, 1997.....................  100,000      L30         L35       L35,907     L(11,072)
                                                 =======      ===         ===       =======     ========

   The accompanying notes are an integral part of these financial statements.

             SYLVANIA LIGHTING INTERNATIONAL B.V. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (L IN THOUSANDS)

                                                           EIGHT MONTHS
                                                              ENDED               YEAR ENDED
                                                           ------------   ---------------------------
                                                            AUGUST 31,    DECEMBER 31,   DECEMBER 31,
                                                               1997           1996           1995
                                                           ------------   ------------   ------------
OPERATING ACTIVITIES
Net income...............................................    L  1,050       L  2,723       L 14,854
Adjustments to reconcile net income to net cash provided
  by (used for) operating activities:
  Depreciation and amortization..........................       4,979          4,770          4,051
  Amortization of negative goodwill......................        (394)          (591)           (54)
  Deferred income taxes..................................          (9)           (16)         2,147
  Changes in operating assets and liabilities:
     Accounts receivable.................................         636         (1,893)        12,267
     Inventories.........................................      (4,251)         4,929         (7,128)
     Prepaid expenses and other..........................        (407)            54         (7,928)
     Accounts payable....................................      (8,471)           (32)        (4,008)
     Accrued expenses....................................       1,640           (640)        (7,704)
     Income taxes payable................................         746           (287)           818
     Other long-term liabilities.........................      (3,330)           196         (4,358)
                                                             --------       --------       --------
Net cash provided by (used for) operating activities.....      (7,811)         9,213          2,957
INVESTING ACTIVITIES
Purchases of property, plant, and equipment..............      (6,123)        (8,914)       (15,715)
Acquisitions, net of cash acquired.......................                     (1,537)          (250)
                                                             --------       --------       --------
Net cash used for investing activities...................      (6,123)       (10,451)       (15,965)
FINANCING ACTIVITIES
Net repayments of lines of credit........................        (779)        (2,263)        (5,363)
Proceeds from borrowings.................................       9,193          7,164          6,472
Payments of long-term debt...............................      (5,442)        (8,437)          (684)
Dividends paid...........................................      (1,852)          (941)          (431)
                                                             --------       --------       --------
Net cash provided by (used for) financing activities.....       1,120         (4,477)            (6)
Effect of exchange rate changes on cash..................      (1,630)        (1,480)         1,482
                                                             --------       --------       --------
Net decrease in cash and cash equivalents................     (14,444)        (7,195)       (11,532)
Cash and cash equivalents, beginning of year.............      28,175         35,370         46,902
                                                             --------       --------       --------
Cash and cash equivalents, end of year...................    L 13,731       L 28,175       L 35,370
                                                             ========       ========       ========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for:
  Interest...............................................    L  1,583       L  3,417       L  3,661
                                                             ========       ========       ========
  Income taxes...........................................    L    772       L  1,701       L    926
                                                             ========       ========       ========
Equipment capitalized under lease agreements.............    L     --       L    892       L  4,261
                                                             ========       ========       ========
Shareholder notes converted to redeemable preference
  shares.................................................    L     --       L  5,961       L     --
                                                             ========       ========       ========

   The accompanying notes are an integral part of these financial statements.

             SYLVANIA LIGHTING INTERNATIONAL B.V. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION AND ACQUISITIONS

     Sylvania Lighting International B.V., (the Company or SLI) was incorporated in July 1992 and is registered in the Netherlands. Operations commenced in January 1993 with the acquisition of the international lighting business of GTE Corporation and GTE International Incorporated (SLI acquisition). The Company designs, manufactures and sells a complete line of lighting systems which are comprised of lamps and fixtures. The Company serves a diverse international customer base and markets, operates primarily in western Europe, Australia and Latin America and has major plants in 9 countries (outside the United States).

     Effective May 1, 1995, the assets of Nijssen Lighting Division B.V. were acquired for approximately L290,000 in cash.

     Effective June 30, 1995, the Company acquired all the assets and assumed certain liabilities of Lumiance O.Y. for total consideration of L261,000, including a loan payable of approximately L147,000 (repaid in 1995).

     On February 5, 1996, SLI acquired the assets and assumed certain liabilities of Kliktube Systems of Austrailia Pty. Ltd. and Kliktube Systems
(NZ) Ltd. for approximately L1,537,000.

     The above acquisitions were accounted for using the purchase method and the purchase price was allocated to assets acquired and liabilities assumed based on the estimated fair market value existing at the date of acquisition. The excess of purchase price over fair market value of net assets acquired is reflected in the accompanying consolidated balance sheets as goodwill. Goodwill of L243,000 and L914,000 was recorded in connection with the 1995 and 1996 acquisitions, respectively. The operating results of the above acquired businesses have been included in the accompanying statements of operations from the respective acquisition dates.

PRINCIPLES OF CONSOLIDATION

     The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany balances and transactions have been eliminated from the consolidated financial statements.

     These statements have been prepared in conformity with United States Generally Accepted Accounting Principles and are presented in pounds sterling
(L).

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

CASH EQUIVALENTS

     The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

             SYLVANIA LIGHTING INTERNATIONAL B.V. AND SUBSIDIARIES

INVENTORIES

     Inventories are stated at the lower cost, determined by the first in, first out (FIFO) method, or market. Inventories consist of the following (L in thousands):

                                                      AUGUST 31,   DECEMBER 31,   DECEMBER 31,
                                                         1997          1996           1995
                                                      ----------   ------------   ------------
                                                                   (IN THOUSANDS)
Raw materials.......................................   L11,729       L 9,407        L10,373
Work in process.....................................     5,321         5,454          6,795
Finished goods......................................    38,409        39,378         50,368
                                                       -------       -------        -------
                                                       L55,459       L54,239        L67,536
                                                       =======       =======        =======

PROPERTY, PLANT, AND EQUIPMENT

     Property, plant, and equipment are stated at cost. The Company provides for depreciation using the straight-line method over the following estimated useful lives:

Buildings and improvements..................................  20-55 years
Machinery and equipment.....................................  10-16 years
Furniture and fixtures......................................    3-6 years

     Leasehold improvements are amortized on a straight-line basis over the shorter of the estimated useful lives of the assets or the remaining lease term.

GOODWILL

     Goodwill represents the excess of the purchase price over the fair value of identifiable net assets acquired related to the business acquisitions. The Company periodically assesses whether a change in circumstances has occurred subsequent to an acquisition which would indicate whether the future useful life of an asset should be revised. The Company considers the future earnings potential of the acquired business in assessing the recoverability of goodwill. Goodwill is amortized on a straight-line basis over 20 years. Amortization expense was approximately L54,000, L38,000, and L6,000 for the eight months ended August 31, 1997 and for the years ended December 31, 1996 and 1995.

NEGATIVE GOODWILL

     Negative goodwill represents the excess of fair value of identifiable net assets acquired over the purchase price related to the business acquisition.

     Negative goodwill is amortized on a straight-line basis over 20 years. Amortization benefit was approximately L394,000, L591,000, and L54,000, for the eight months ended August 31, 1997 and for the years ended December 31, 1996, and 1995, respectively.

OTHER INTANGIBLE ASSETS

     Other intangible assets include the fair value of trademarks and patents acquired at the date of acquisition of the international lighting businesses of GTE Corporation and GTE International Incorporated. The carrying value of the intangible assets is regularly reviewed by management to determine if there has been any permanent impairment in value.

             SYLVANIA LIGHTING INTERNATIONAL B.V. AND SUBSIDIARIES

FINANCIAL INSTRUMENTS

     The Company uses derivative financial instruments to reduce its exposure to adverse fluctuations in foreign exchange rates. Financial instruments are not used for trading purposes.

     The Company and its subsidiaries utilize forward foreign currency exchange contracts to minimize the impact of currency movements, principally on anticipated intercompany inventory purchases and loans denominated in currencies other than their functional currencies.

REVENUE RECOGNITION

     Revenues from product sales are recognized at the time of shipment.

RESEARCH AND DEVELOPMENT

     Research and development costs are charged to operations in the year incurred and totaled L4,449,000, L6,674,000 and L6,948,000 for the eight months ended August 31, 1997 and for the years ended December 31, 1996 and 1995, respectively.

ADVERTISING COSTS

     Advertising costs are expensed as incurred and totaled L2,064,000, L5,053,000 and L7,698,000 for the eight months ended August 31, 1997 and the years ended December 31, 1996 and 1995, respectively.

INCOME TAXES

     Deferred income taxes are recognized based on the expected future tax consequences of differences between the financial statement and tax bases of assets and liabilities, calculated using enacted tax rates in effect for the year in which the differences are expected to be reflected in the tax return.

FOREIGN CURRENCY TRANSLATION

     Transactions arising in foreign currencies have been translated at rates of exchange in effect at the dates of the transactions. Gains or losses during the year have been included in net income. Assets and liabilities of subsidiaries not located in the United Kingdom are translated at current exchange rates, and income statement accounts are translated at the average rates during the period. Related translation adjustments are reported as a component of stockholders' equity.

     Where the Company operates in countries with hyper-inflationary economies, adjustments are made to ensure the financial results fairly reflect the financial position of the foreign operation. The local currency financial results are recorded in a functional currency, monetary amounts being recorded at the balance sheet closing rate and non-monetary amount at historical rate ruling when the transaction occurred. The financial statements remeasured into the functional currency are then translated into sterling using the method above.

             SYLVANIA LIGHTING INTERNATIONAL B.V. AND SUBSIDIARIES

3.  PROPERTY, PLANT, AND EQUIPMENT

     Property, plant, and equipment consists of the following:

                                                     AUGUST 31,   DECEMBER 31,   DECEMBER 31,
                                                        1997          1996           1995
                                                     ----------   ------------   ------------
                                                                 (L IN THOUSANDS)
Buildings and improvements.........................   L  7,645      L  7,673       L 7,723
Machinery and equipment............................     37,714        38,662        30,995
Furniture and fixtures.............................      7,097         3,530         3,282
Construction in progress -- equipment..............      4,340         1,959         6,305
                                                      --------      --------       -------
                                                        56,796        51,824        48,305
Less: Accumulated depreciation.....................    (16,530)      (11,592)       (7,011)
                                                      --------      --------       -------
                                                      L 40,266      L 40,232       L41,294
                                                      ========      ========       =======

4.  DEBT

DEBT CONSISTS OF THE FOLLOWING:

                                                      AUGUST 31,   DECEMBER 31,   DECEMBER 31,
                                                         1997          1996           1995
                                                      ----------   ------------   ------------
                                                                  (L IN THOUSANDS)
First German facility, FIBOR plus 1.25%.............   L 5,938       L 6,512        L  7,787
Second German facility, FIBOR plus 1.25%............     6,101         6,691           7,961
Swiss facility, LIBOR plus 1.5%.....................     5,000            --           7,000
First Belgian facility, LIBOR plus 1%...............     2,738         3,660           2,471
Second Belgian facility, LIBOR plus 1%..............     3,420         4,231           2,187
Shareholder notes payable...........................        --            --           6,943
All other credit facilities.........................     2,148         4,373           4,448
Capital lease obligations...........................     4,990         4,681           4,900
                                                       -------       -------        --------
                                                        30,335        30,148          43,697
Less: Current portion...............................    (4,276)       (6,238)        (11,885)
                                                       -------       -------        --------
                                                       L26,059       L23,910        L 31,812
                                                       =======       =======        ========

     Under each of the German facilities, the Company was initially granted five year credit lines (the "German Credit Lines") of up to DM 25,000,000 (L8,621,000 at the exchange-rate prevailing at August 31, 1997) and a short-term borrowing facility of DM 10,000,000 (L3,448,000 at the August 31, 1997 exchange rate). The German Credit Lines decreased during the period of the five year facility to L7,328,000 each at August 31, 1997. The German credit lines each had an interest rate of 4.55%, per annum at August 31, 1997.

     The Swiss facility initially provided for the Company to borrow up to L7,000,000 under a revolving facility repayable in full by January 1999. The facility was amended subsequently to limit the borrowings to L5,000,000. This facility bears interest at the rate of 8.57% per annum which rate is fixed through April 1998.

     Under the First Belgian facility, the Company was initially granted a credit line (the "First Belgian Credit Line") of up to Bfr. 240,000,000, (L4,007,000 at the exchange-rate prevailing at August 31, 1997) and three other facilities (the "First Belgian Additional Facilities") aggregating Bfr. 200,000,000 (L3,339,000 at the exchange rate prevailing at August 31, 1997). Under the Second Belgian facility, the Company was initially granted a credit line (the "Second Belgian Credit Line") of up to Bfr. 260,000,000 (L4,341,000 at the exchange rate prevailing at August 31, 1997) and three other facilities (the "Second Belgian Additional Facilities") aggregating Bfr. 160,000,000 (L2,671,000 at the exchange rate prevailing at August 31, 1997). The interest rate on the First and Second Belgian Credit Line was 4.41% at August 31, 1997. The First and

             SYLVANIA LIGHTING INTERNATIONAL B.V. AND SUBSIDIARIES

Second Belgian Additional Facilities are available for short-term borrowings or for guarantees of foreign currency contracts. These facilities have not been utilized by the Company as of August 31, 1997.

     Subsequent to, and as a result of, the acquisition of the Company by Chicago Miniature Lamp, Inc. (CML) (Note 15), the German Credit Lines, the First Belgian Credit Line and the Second Belgian Credit Line were terminated and repaid with the proceeds from intercompany loans from CML.

     The classification "All other credit facilities" primarily represents the borrowings under various local overdraft facilities of other Company locations. Such borrowings and related covenants are not individually material to the financial condition or results of operations of the Company. At August 31, 1997, the Company has available credit under these facilities of approximately L31,000,000 of which approximately L7,000,000 has been utilized by the Company.

     The remaining facilities require the Company to comply with a number of affirmative and negative covenants including satisfying certain financial tests and ratios.

     In addition, the Company had notes payable to shareholders at December 31, 1995. The original borrowings were made in January 1993 in connection with the SLI acquisition. Interest was capitalized to the notes until December 31, 1994. In December 1996, these notes and accrued interest were converted to 80,311 redeemable preference shares (Note 13).

     Interest expense was L1,746,000, L4,193,000, and L4,409,000 for the eight months ended August 31, 1997 and the years ended December 31, 1996 and December 31, 1995, respectively.

5.  INCOME TAXES

     The following is a summary of the provision for income taxes:

                                                   EIGHT MONTHS
                                                      ENDED               YEAR ENDED
                                                   ------------   ---------------------------
                                                    AUGUST 31,    DECEMBER 31,   DECEMBER 31,
                                                       1997           1996           1995
                                                   ------------   ------------   ------------
                                                                (L IN THOUSANDS)
Current..........................................     L1,440         L2,245         L1,131
Deferred.........................................         98              9          2,171
                                                      ------         ------         ------
                                                      L1,538         L2,254         L3,302
                                                      ======         ======         ======

     The Company's effective income tax rate differs from the statutory tax rate of the United Kingdom of 33% in 1995 and 1996 and from January 1, 1997 to March 31, 1997 (31% thereafter) primarily as a result of the nonrecognition of current tax losses in certain countries. Additional differences result from the effect of different income tax rates of other countries, the utilization of tax loss carryforwards and differences in book and tax bases of noncurrent assets and liabilities.

     The significant items comprising deferred tax assets and liabilities are tax loss carryforwards, reserves, and differences between book and tax bases of depreciable assets. A valuation allowance of approximately L31 million, L30 million and of L26 million, respectively, has been recorded at August 31, 1997 and December 31, 1996 and 1995.

     As of December 31, 1996, the last complete tax period of the Company, SLI had estimated loss carryforwards for tax purposes of approximately L91 million. Approximately 25% of these loss carryforwards relate to operations in France (a portion of which will expire through 2002), approximately 25% of these loss carryforwards relate to operations in Belgium (which do not expire) and the remaining loss carryforwards relate to operations in various other tax jurisdictions outside the United Kingdom.

             SYLVANIA LIGHTING INTERNATIONAL B.V. AND SUBSIDIARIES

6.  RESTRUCTURING

     The Company approved a restructuring plan as part of the SLI purchase business combination in fiscal 1993. The purchase liabilities recorded included approximately L26.7 million for severance and related costs and L13.4 million for costs associated with the shutdown and consolidation of certain acquired facilities. During 1996, L10.7 million of provision established in purchase accounting in connection with the SLI acquisition were reversed and recorded as negative goodwill, as management determined that these provisions were no longer necessary. At August 31, 1997, liabilities for approximately L1.0 million in severance costs and L2.1 million for facility-related costs remained on the balance sheet.

7.  COMMITMENTS

LEASES

     The Company leases certain facilities and equipment under operating lease and sublease agreements that expire at various dates from the current year to 2015. Certain of the agreements contain options to renew the leases for terms similar to those currently in effect. The Company also has capital lease obligations totaling L4,990,000 at August 31, 1997 which expire through December 2015. The current portion of the capital leases at August 31, 1997, is L485,000. As of August 31, 1997, the aggregate minimum future commitments under operating leases are as follows:

                                                             (L IN THOUSANDS)
                                                             ----------------
1998                                                             L 3,245
1999                                                               2,780
2000                                                               2,288
2001                                                               1,251
2002                                                                 950
Thereafter                                                         2,602
                                                                 -------
                                                                 L13,116
                                                                 =======

     Rent expense for the eight months ended August 31, 1997 and the years ended December 31, 1996 and December 31, 1995, was L4,550,000, L6,194,000 and
L5,703,000, respectively.

CAPITAL EXPENDITURES

     The Company has obligations for capital expenditures of approximately L3,100,000, L3,573,000 and L1,447,000 at August 31, 1997, December 31, 1996 and
December 31, 1995. In addition, the Company has an obligation to buy a plot of land for DM 2,103,750 at the option of the landowner. This option expires in 2015.

8.  CONTINGENCIES

     The Company has received amounts from financial institutions secured on trade receivables with recourse. These amounts totaled L7,194,000, L7,532,000 and L5,437,000 at August 31, 1997, December 31, 1996 and December 31, 1995,
respectively.

9.  RELATED PARTY TRANSACTION

     The Company had a monitoring and service agreement of US$500,000 per year with CVC Capital Partners Limited, a related party. In connection with the business combination described in Note 15, the amount accrued at August 31, 1997 (US$583,000) was paid in full and the agreement terminated.

             SYLVANIA LIGHTING INTERNATIONAL B.V. AND SUBSIDIARIES

10.  CONCENTRATIONS

     The Company purchased approximately 90% of its incandescent glass shells from a single supplier and approximately 80% of its fluorescent glass tubing from a second supplier, pursuant to long-term agreements.

     At August 31, 1997, approximately 46% of the Company's employees were covered by collective bargaining or similar agreements which expire at various times. The Company believes it has satisfactory relations with the bargaining units and therefore anticipates reaching new agreements on satisfactory terms as existing agreements expire.

11.  STOCK OPTIONS AND RIGHTS

     During 1996, the Chief Executive Officer (CEO) exercised his option to acquire 2,000 "A" ordinary shares and 1,980 preference shares at US$1 per ordinary share and US$100 per preference share (L0.62 and L62 at August 31, 1997, respectively).

     In addition, options had been granted to senior managers to subscribe for 0.25% of the equity of the Company in each class of shares at a price of US$2 per ordinary share and US$200 per preference share (L1.24 and L124, respectively at August 31, 1997) and, for a group of senior operating managers, 2% of the equity of the Company in each class of shares at a price of US$900 per ordinary share and US$100 per preference share (L558 and L62, respectively at August 31, 1997), upon a sale or listing of the Company, as defined in the shareholders' agreement. Upon exercise, these shares come from existing shareholders, so no shares had been reserved for issuance under the option plans. No options have been exercised at August 31, 1997. Effective with the sale of the Company in September 1997, these options were exercised.

12.  EMPLOYEE BENEFIT PLANS

DEFINED BENEFIT PLANS

     The Company sponsors separate noncontributory, defined-benefit pension plans (the Plans) covering eligible employees, including employees in foreign countries. The principal locations are Germany, France, the United Kingdom, and Switzerland. Benefits are based on years of service and compensation. The Plans' August 31, 1997 and December 31, 1996 and 1995 combined funded status (based on the most recent valuations) and the amounts recognized in the accompanying consolidated balance sheets are as follows:

                                                      AUGUST 31,   DECEMBER 31,   DECEMBER 31,
                                                         1997          1996           1995
                                                      ----------   ------------   ------------
                                                                  (L IN THOUSANDS)
Actuarial present value of benefit obligations:
  Vested benefits...................................   L28,078       L28,963        L29,498
  Nonvested benefits................................     1,238         1,276          1,303
                                                       -------       -------        -------
Accumulated benefit obligation......................    29,316        30,239         30,801
Effect of future salary increases...................     3,585         3,699          3,767
                                                       -------       -------        -------
Projected benefit obligation........................    32,901        33,938         34,568
Plan assets at fair value, primarily common stocks
  and fixed income securities.......................    24,640        24,076         24,698
                                                       -------       -------        -------
Plan assets less than projected benefit
  obligation........................................     8,261         9,862          9,870
Unrecognized transition amount......................        --         2,609          2,907
Unrecognized net (gain) loss........................        --        (2,276)        (1,435)
Unamortized prior service cost......................        --            --             --
                                                       -------       -------        -------
Accrued pension cost................................   L 8,261       L10,195        L11,342
                                                       =======       =======        =======

             SYLVANIA LIGHTING INTERNATIONAL B.V. AND SUBSIDIARIES

     The components of net periodic pension cost for the significant locations are as follows:

                                                   EIGHT MONTHS
                                                      ENDED               YEAR ENDED
                                                   ------------   ---------------------------
                                                    AUGUST 31,    DECEMBER 31,   DECEMBER 31,
                                                       1997           1996           1995
                                                   ------------   ------------   ------------
                                                             (DOLLARS IN THOUSANDS)
Service cost.....................................    L   791        L 1,265        L 1,353
Interest cost on projected benefit obligation....      1,675          2,532          2,375
Actual return on plan assets.....................     (1,218)        (1,936)        (1,651)
Net amortization and deferral....................       (206)          (218)          (168)
                                                     -------        -------        -------
Net pension cost.................................    L 1,042        L 1,643        L 1,909
                                                     =======        =======        =======

     The assumptions used for the significant locations were as follows:

                                                 1997          1996           1995
                                             ------------  -------------  -------------
Discount rate used to determine present
  value of the projected benefit
  obligations..............................  4.5% to 7.5%  4.5% to 9.0%   4.5% to 9.0%
Expected long-term rate of return on
  assets...................................  5.0% to 8.5%  5.0% to 10.0%  5.0% to 10.0%
Assumed rate of increase in future
  compensation levels......................  2.5% to 4.5%  2.5% to 6.0%   2.5% to 6.0%

DEFINED CONTRIBUTION PLANS

     The Company sponsors a number of defined contribution plans. Participation in these plans is available to employees in various countries. Company contributions to these plans are based on either a percentage of employee contributions or on a specified amount per hour based on the provisions of each plan. The Company's expense under these plans was approximately L927,000, L1,324,000, and L1,669,000 for the eight months ended August 31, 1997 and the years ended December 31, 1996 and December 31, 1995, respectively.

13.  CAPITAL STOCK

     The "A" ordinary shares each carry the right to cast 100 votes, the "B" ordinary shares each carry the right to cast 35 votes and the redeemable preference shares each carry the right to cast one vote.

     At August 31, 1997, the Company has issued 179,311 preference shares of which 99,000 were issued in 1993 and 80,311 were issued in December 1996 upon the conversion of notes payable to shareholders (Note 4).

     The preference shares are mandatorily redeemable January 29, 2003, at an amount equal to the face amount of the shares and any cumulative dividends (L13.3 million at August 31, 1997). Dividends were 10% in 1995 and in 1996 the articles of association were amended to fix the dividend rate at 12.5% per year. The amount of dividends for the period ended August 31, 1997, includes L88,000 representing appreciation to face value.

14.  FAIR VALUE OF FINANCIAL INSTRUMENTS

FOREIGN EXCHANGE RISK MANAGEMENT

     The Company hedges certain foreign currency transactions and firm foreign currency commitments by entering into forward exchange contracts (forward contracts). Gains and losses associated with currency rate changes on forward contracts hedging foreign currency transactions are recorded currently in income. Gains and losses on forward contracts hedging foreign currency commitments are deferred off-balance sheet and included as a component of the related transaction, when recorded; however, a loss is not deferred if deferral would lead to the recognition of a loss in future periods. The aggregate realized foreign exchange

             SYLVANIA LIGHTING INTERNATIONAL B.V. AND SUBSIDIARIES gains/(losses) recorded for the eight months ended August 31, 1997 and for the years ended December 31, 1996 and 1995 were approximately L(201,000), L(420,000) and L(693,000), respectively.

     The forward contracts have maturities of one to 12 months. The counterparties to the Company's forward contracts consist of a number of major international financial institutions. The credit ratings and concentration of risk of these financial institutions are monitored on a continuing basis and management believes they present no significant credit risk to the Company.

     At August 31, 1997, December 31, 1996 and December 31, 1995, the Company had foreign currency forward contracts with notional amounts totaling L21.3 million, L28.7 million and L28.0 million, respectively.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amount of cash and cash equivalents, accounts receivable, short-term borrowings, accounts payable, and accruals are a reasonable estimate of their fair value due to the short-term nature of these instruments. The Company's long-term borrowings have variable interest rates and carrying value approximates fair value at August 31, 1997.

15.  SUBSEQUENT EVENTS

     Effective September 1, 1997, Chicago Miniature Lamp, Inc. acquired all the outstanding capital stock of SLI.

                          CHICAGO MINIATURE LAMP, INC.
             PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The unaudited Pro forma Condensed Consolidated Balance Sheet gives effect to the acquisition of Sylvania Lighting International (SLI) as if it occurred August 31, 1997. The unaudited Pro Forma Condensed Consolidated Statement of Operations for the nine months ended August 31, 1997 gives effect to the following as if each had occurred on December 2, 1996: (i) the Power Lighting Products (PLP) acquisition and (ii) the SLI acquisition. The unaudited Pro Forma Condensed Statement of Operations for the year ended December 1, 1996 gives effect to the following as if each had occurred on December 4, 1995: (i) the Alba acquisition, (ii) the PLP acquisition, and (iii) the SLI acquisition.

The unaudited Pro Forma Condensed Consolidated Financial Statements are based on (i) Chicago Miniature Lamp, Inc.'s audited Consolidated Statement of Income for the year ended December 1, 1996 and unaudited Consolidated Statement of Income for the nine months ended August 31, 1997, (ii) Alba's unaudited
Combined Income Statement for the four months ended April 30, 1996, (iii) PLP, formerly Valmont Electric, audited Consolidated Statement of Operations for the year ended December 28, 1996 and unaudited Consolidated Statement of Operations for the two months ended February 2, 1997 and (iv) SLI audited Consolidated Statement of Operations of the year ended December 31, 1996 and audited Consolidated Statement of Operations for the eight months ended August 31, 1997.

The SLI acquisition was accounted for under the purchase method of accounting. The total purchase price for the acquisition was allocated to tangible assets and liabilities based on management's estimate of their fair values.

The unaudited Pro Forma Condensed Consolidated Financial Statements do not purport to be indicative of the combined results of operations that actually would have occurred if the transactions described above had been effected at the dates indicated or to project future results of operations for any period. The unaudited Pro Forma Condensed Consolidated Financial Statements should be read in conjunction with Chicago Miniature Lamp, Inc's Consolidated Financial Statements included in the Company's Form 10-K filed with the Securities and Exchange Commission and dated March 9, 1998 and SLI's audited Consolidated Financial Statements and respective related notes thereto included elsewhere in this filing.

                            PRO FORMA BALANCE SHEET
                             as of August 31, 1997
                             (dollars in thousands)

                                                                   Company
                                                                  Historical                                  Pro Forma
                                                                    as of          SLI                          as of
                                                                   8/31/97     Acquisition   Adjustments       8/31/97
                                                                  ----------   -----------   -----------      ---------

Cash and Cash equivalents                                         $   69,938    $   22,176   $   (40,000)(1)  $  52,114
Accounts receivable, net of allowance for doubtful accounts           34,120        90,316            --        124,436
Inventories                                                           45,682        89,566            --        135,248
Prepaid expenses and other current assets                              4,156        16,828            --         20,984
                                                                  ----------    ----------   -----------     ----------
    Total current assets                                             153,896       218,886       (40,000)       332,782

Property, plant and equipment, net                                    72,109        65,030       114,937 (2)    252,076
Other long-term assets                                                16,081         4,482         4,703 (5)     25,266
                                                                  ----------    ----------   -----------      ---------
    Total assets                                                  $  242,086    $  288,398   $    79,640      $ 610,124
                                                                  ==========    ==========   ===========      =========

Short-term notes payable                                          $   32,395    $    6,906   $        --      $  39,301
Current portion of long-term debt                                        671            --            --      $     671
Accounts payable and accrued expenses                                 43,927       130,690         3,253 (3)    177,870
                                                                  ----------    ----------   -----------      ---------
    Total current liabilities                                         76,993       137,596   $     3,253        217,842

Long-term debt, less current portion                                     665        42,086       121,536 (4)    164,287
Other long-term liabilities                                            9,567        48,161        15,406 (5)     73,134
Redeemable preference shares                                              --        20,341       (20,341)(6)         --
Stockholders' equity                                                 154,861        40,214       (40,214)(6)    154,861
                                                                  ----------    ----------   -----------      ---------
    Total liabilities and stockholder's equity                    $  242,086    $  288,398   $    79,640      $ 610,124
                                                                  ==========    ==========   ===========      =========

----------------------------------------------------
(1) Approximately $40,000,000 of cash on hand was used to finance the acquisition of SLI
(2) Step-up of approximately $115,000,000 to fair market value of SLI's fixed assets resulting from the acquisition of SLI.
(3) Recognition of provisions established as of acquisition date and accrued professional fees in connection with the SLI acquisition.
(4) Increase in bank debt to finance the SLI acquisition.
(5) Recognition of provisions established in connection with the SLI acquisition and adjustment for negative goodwill.
(6) Elimination in consolidation of redeemable performance shares and stockholders' equity of SLI prior to the acquisition.

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                       Nine Months Ended August 31, 1997
                     (In thousands, except per share data)

                                COMPANY
                              HISTORICAL                    PRO FORMA                     PRO FORMA      PRO FORMA
                              NINE MONTHS                  ADJUSTMENTS                   ADJUSTMENTS    NINE MONTHS
                                 ENDED        PLP            FOR PLP         SLI           FOR SLI         ENDED
                                8/31/97   ACQUISITION (1)  ACQUISITION   ACQUISITION (4) ACQUISITION      8/31/97
                              ----------- -----------      -----------   -----------     -----------    -----------
Net sales                      $131,817     $15,491          $  -          $409,914       $     -         $557,222
Cost of products sold            93,231      13,149           (50)(2)       266,176        (5,676)(5)      366,830
                               --------     -------          ----          --------       -------         --------
Gross Margin                     38,586       2,342            50           143,738         5,676          190,392
Selling, general and
 administrative                  22,293       2,445           (25)(2)       135,143                        159,856
Restructuring charges             1,415                                                                      1,415
                               --------     -------          ----          --------       -------         --------
 Operating income                14,878        (103)           75             8,595         5,676           29,121
Interest expense (income)        (2,591)                                      2,776         9,368 (6)        9,553
Other expense (income)           (1,944)         (5)                          1,111                           (838)
                               --------     -------          ----          --------       -------         --------
 Income before income taxes      19,413         (98)           75             4,708        (3,692)          20,406
Income taxes                      6,433         (35)           28 (3)         3,784        (3,428) (7)       6,781
                               --------     -------          ----          --------       -------         --------
 Net income                    $ 12,980     $   (63)         $ 47          $    924       $  (264)        $ 13,625
                               ========     =======          ====          ========       =======         ========

Earnings per common share      $   0.68                                                                   $   0.71
                               ========                                                                   ========
Weighted average shares
 outstanding                     19,201                                                                     19,201
                               ========                                                                   ========

----------------------------------
(1)  Two months of PLP operations have been added.

(2) Depreciation has been adjusted to reflect revised estimated useful lives and revaluation of fixed assets to fair market value as if the PLP acquisition had occurred on December 2, 1996.

(3) The adjustment gives effect to an effective tax rate of approximately 31% for the PLP acquistion and related Pro Forma adjustments.

(4)  Nine months of SLI's operations have been added.

(5) Depreciation has been adjusted to reflect revised estimated useful lives and revaluation of fixed assets to fair market value as if the SLI acquisition had occurred on December 2, 1996.

(6) Interest expense has been adjusted to reflect interest expense on bank debt as a result of the SLI acquisition, as if this transactions occurred on December 2, 1996.

(7) The adjustment gives effect to an effective tax rate of approximately 35% for the SLI acquisition and related Pro Forma adjustments.

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                          Years Ended December 1, 1996
                     (In thousands, except per share data)

                               Company                        Pro Forma                     Pro Forma
                              Historical                     Adjustments                   Adjustments
                              Year Ended        Alba           for Alba         PLP          for PLP            SLI
                                12/1/96     Acquisition (1)  Acquisition    Acquisition(5) Acquisition      Acquisition (8)
                              ----------    -----------      -----------    -------------- -----------      -----------
Net sales                     $   94,171    $    10,668      $         -     $    92,945   $         -      $   576,800
Cost of products sold             61,147          8,146               51 (2)      78,894          (326)(6)      410,398
                              ----------    -----------      -----------     -----------   -----------      -----------
 Gross margin                     33,024          2,522              (51)         14,051           326          166,402

Selling, general and admin.       14,552          2,938             (474)(3)      14,671          (147)(6)      153,133
                              ---------     -----------      -----------     -----------   -----------      -----------
 Operating income                 18,472           (416)             423            (620)          473           13,269
Interest expense                     301            141                -                             -            5,892
Other income                      (1,294)           (49)                             (32)                          (671)
                              ----------     ----------      -----------     -----------   -----------      -----------
 Inc. before income taxes         19,465           (508)             423            (588)          473            8,048
Income taxes                       6,029             46              (72)(4)        (207)          170 (7)        3,644
                              ----------     ----------      -----------     -----------   -----------      -----------
 Net income                       13,436           (554)             495     $      (381)          303            4,404
                              ==========     ==========      ===========     ===========   ===========      ===========

Earnings per share                  0.83
                              ==========

Weighted average shares
    outstanding                   16,238
                              ==========

                               Pro Forma
                              Adjustments       Pro Forma
                                for SLI         Year Ended
                              Acquisition        12/1/96
                              -----------       ----------
Net sales                     $         -       $  774,584
Cost of products sold              (7,568)(9)   $  550,742
                              -----------       ----------
 Gross margin                       7,568          223,842

Selling, general and admin.                        184,673
                              -----------       ----------
 Operating income                   7,568           39,169
Interest expense                    8,036(10)       14,370
Other income                                        (2,046)
                              -----------       ----------
 Inc. before income taxes            (468)          26,845
Income taxes                         (991)(11)       8,619
                              -----------       ----------
 Net income                   $       523       $   18,226
                              ===========       ==========

Earnings per share                              $     0.95
                                                ==========

Weighted average shares
    outstanding                                     19,201 (12)
                                                ==========

---------------------
(1)  Four months of Alba operations have been added.

(2) Depreciation has been adjusted to reflect revised useful lives and revalutaion of fixed assets to fair market value as if the Alba acquisition had occurred on December 4, 1995.

(3) Gives effect to the Alba Acquisition and adjustments to selling, general and administrative expenses resulting from the implementation of the Company's acquisition plans to reduce sales commissions and realign certain operations.

(4) The adjustment gives effect to an effective tax rate of approximately 31% for the Alba acquisition and related Pro Forma adjustments.

(5)  Twelve months of PLP operations have been added.

(6) Depreciation has been adjusted to reflect revised estimated useful lives and revaluation of fixed assets to fair market value as if the PLP acquisition had occurred on December 4, 1995.

(7) The adjustment gives effect to an effective tax rate of approximately 31% for the PLP acquisition and related Pro Forma adjustments.

(8)  Twelve months of SLI operations have been added.

(9) Depreciation has been adjusted to reflect revised estimated useful lives and revaluation of fixed assets to fair market value as if the SLI acquisition had occurred on December 4, 1995.

(10) Net interest expense has been adjusted to reflect interest expense on bank debt incurred as a result of acquisition and interest income on net proceeds from October 1996 public offering, as if these transactions occurred on December 4, 1995.

(11) The adjustment gives effect to an effective tax rate of approximately 35% for the SLI acquisition and related Pro Forma adjustments.

(12) Pro forma weighted average shares outstanding adds 2,963,000 shares to the Company historical for the year ended December 1, 1996 to give effect to the October 1996 public offering, as if these transactions occurred on December 4, 1995.